UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006
RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-32864 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)
RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 296-6501
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-4.1: CERTIFICATE OF DESIGNATIONS
EX-4.2: FORM OF SERIES A PREFERENCE SHARE CERTIFICATE
EX-4.3: REPLACEMENT CAPITAL COVENANT
EX-4.4: REGISTRATION RIGHTS AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement
     On December 14, 2006, RAM Holdings Ltd. (the “Company”) sold 75,000 shares of its Non-Cumulative Preference Shares, Series A, US$0.10 par value per share (the “Series A Preference Shares”) to an initial purchaser.
     The Preference Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Series A Preference Shares to the Initial Purchaser in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchaser may resell the Series A Preference Shares to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The net proceeds to the Company from the offering of the Series A Preference Shares, after deducting the Initial Purchaser’s discount and the estimated offering expenses payable by the Company, were approximately $73.8 million.
     The terms of the Series A Preference Shares are set forth in the Certificate of Designations of the Series A Preference Shares (the “Designations”), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Series A Preference Shares have a liquidation preference of $1,000 per share. Dividends on the Series A Preference Shares will be payable on a non-cumulative basis, only when, as and if declared by the board of directors of the Company (or a duly authorized committee of the board) out of lawfully available funds for the payment of dividends under Bermuda law, semi-annually on the 15th day of June and December of each year, beginning on June 15, 2007 and ending on December 15, 2016. These dividends will accrue with respect to a particular semi-annual dividend period, on the liquidation preference amount, at an annual rate of 7.5%. After December 15, 2016, if the Series A Preference Shares have not been redeemed or repurchased, dividends on the Series A Preference Shares will be payable, only when, as and if declared by the board of directors of the Company (or a duly authorized committee of the board) out of lawfully available funds for the payment of dividends under Bermuda law, quarterly on the 15th day of March, June, September and December of each year, beginning on March 15, 2017. These dividends will accrue with respect to a particular quarterly dividend period, on the liquidation preference amount, at an annual rate equal to three-month LIBOR, as defined in the Designations, plus 3.557%.
     Dividends on the Series A Preference Shares will not be cumulative. Accordingly, if the board of directors of the Company (or a duly authorized committee of the board) does not declare a dividend on the Series A Preference Shares payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends are declared on the Series A Preference Shares or any other preference shares it may issue in the future for any future dividend period. For any dividend period, unless the full dividend for the latest completed dividend period on all outstanding Series A Preference Shares and parity shares have been declared and paid (or declared and the payment thereof has been set aside):
•	no dividend shall be paid or declared on the Company’s common shares or any other junior shares (as defined below) (other than a dividend payable solely in junior shares); and

•	no common shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (with certain specified exceptions).
     The Company is required to redeem the Series A Preference Shares in whole on December 15, 2066 at a redemption price of $1,000 per share, plus declared and unpaid dividends, if any, without accumulation of any undeclared dividends. On and after December 15, 2016, the Series A Preference Shares will be redeemable at the Company’s option, at any time in whole or from time to time in part, at a redemption price equal to $1,000 per share, plus declared and unpaid dividends, if any, without accumulation of any undeclared dividends. Prior to December 15, 2016, the Series A Preference Shares will be redeemable at the Company’s option, at any time in whole or from time to time in part, at a redemption price per share equal to the sum of: (a) the $1,000 liquidation preference per Series A Preference Share plus (b) declared and unpaid dividends, if any, without accumulation of any undeclared dividends plus (c) any applicable “early make-whole premium,” as described in the Designations. Prior to December 15, 2016, upon the occurrence of certain tax events, a lower make-whole premium would apply to the optional redemption of the Series A Preference Shares. A copy of the form of the Series A Preference Share Certificate, the terms of which are incorporated herein by reference, is attached as Exhibit 4.2 hereto.
Replacement Capital Covenant
     In connection with the sale of the Series A Preference Shares, the Company entered into a Replacement Capital Covenant (the ‘‘Replacement Capital Covenant’’) with respect to the Series A Preference Shares initially for the benefit of persons that hold the Company’s 6.875% senior notes due 2024 (the ‘‘Senior Notes’’), that the Company will not redeem or repurchase the Preference Shares on or before December 15, 2046, unless, during the six months prior to the date of that redemption or repurchase, the Company receives a specified amount of proceeds from the sale of ordinary shares, preference shares and certain other securities that have characteristics that are the same as, or more equity-like than, the applicable characteristics of the Series A Preference Shares at the time of that redemption or repurchase.
     In order to give effect to the intent of the Company set forth in the Recitals of the Replacement Capital Covenant, the Company is entering into and disclosing the content of the Replacement Capital Covenant with the intent that the covenants provided for in the Replacement Capital Covenant be enforceable by each Covered Debtholder (as defined in the Replacement Capital Covenant), and that the Company be estopped from disregarding its covenants in the Replacement Capital Covenant. Initially, the holders of the Senior Notes will be the Covered Debtholders, although such designation may change without the consent of the holders of the Senior Notes. The Replacement Capital Covenant may terminate upon the approval of at least 51% of the Covered Debt, in the event that the Company no longer has any outstanding debt that is considered Covered Debt (as defined in the Replacement Capital Covenant) or the Company no longer has any Series A Preference Shares outstanding, and will terminate on December 15, 2046, unless earlier terminated. A copy of the Replacement Capital Covenant, the terms of which are incorporated herein by reference, is attached as Exhibit 4.3 hereto.

Registration Rights Agreement
     In connection with the sale of the Series A Preference Shares, the Company entered into a registration rights agreement with the Initial Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to conduct a registered exchange offer for the Series A Preference Shares or cause to become effective a shelf registration statement providing for resales of the Series A Preference Shares. If the Company fails to satisfy these obligations within specified time periods, the rate at which dividends will accrue with respect to a particular semi-annual dividend period will increase in some circumstances. The applicable dividend rate will increase if:
•	the Company not file the required registration statement on time;

•	the Securities and Exchange Commission does not declare the required registration statement effective on time; or

•	the Company does not complete the offer to exchange the Series A Preference Shares for registered Series A Preference Shares on time.
A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 4.4 hereto.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Document Description
4.1	Certificate of Designations of Non-Cumulative Preference Shares, Series A of RAM Holdings Ltd.
4.2	Form of Series A Preference Share Certificate
4.3	Replacement Capital Covenant
4.4	Registration Rights Agreement with respect to the Non-Cumulative Preference Shares, Series A

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd. (Registrant)
Dated: December 14, 2006	By:	/s/ Victoria W. Guest
		Name:	Victoria W. Guest
		Title:	General Counsel